Exhibit (n)

Consents of Independent Auditors and

Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 811-08868 of Ameritas Life Insurance Corp. Separate Account LLVL on form N-6 of our report dated March 22, 2019, relating to the statutory basis financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
December 9, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 811-08868 of Ameritas Life Insurance Corp. Separate Account LLVL on Form N-6 of our report dated March 15, 2019, relating to the financial statements and financial highlights of the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVL, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading “Financial Statements” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
December 9, 2019